UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report: March 27, 2008

Frontier Financial Corporation
(Exact name of registrant as specified in its charter)

Washington (State of incorporation or organization)	000-15540 (Commission File Number)	91-1223535 (I.R.S. Employer Identification No.)
332 S.W. Everett Mall Way P.O. Box 2215 Everett, Washington (Address of principal executive offices)	98204 (Zip Code)
Registrant’s telephone number, including area code: (425) 514-0700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [   ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
 [   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

At a special meeting held on March 27, 2008, the shareholders of Washington Banking Company ("WBCO"), approved the principal terms of an Agreement and Plan of Merger, dated September 26, 2007, by and among WBCO, Frontier Financial Corporation (“Frontier”), Frontier Bank and Whidbey Island Bank.

The closing of the merger remains subject to the approval of the Federal Deposit Insurance Corporation (“FDIC”). Frontier has not received FDIC approval and no assurances can be given as to when or whether the FDIC will approve the application. In addition, WBCO's board of directors retains the right to terminate the transaction under the walk-away provision in the merger agreement, up until the closing date assuming the value of the merger consideration as of the effective time is less than $19.41 per share.

A copy of the joint press release issued by WBCO and Frontier regarding this matter is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

Exhibit 99.1	Press Release dated March 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRONTIER FINANCIAL CORPORATION
(Registrant)
March 27, 2008	/s/ John J. Dickson
(Date)	John J. Dickson Chief Executive Officer

Exhibit Index

99.1	Press Release dated March 27, 2008.